Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements have been prepared to illustrate the effects of (i) the acquisition of the remaining 66% interest in NEC TOKIN Corporation (“NEC TOKIN”) by KEMET Electronics Corporation (“KEC”), a wholly owned subsidiary of KEMET Corporation (“KEMET”), (the “Acquisition”), which closed on April 19, 2017, and (ii) the sale by NEC TOKIN of its electro-mechanical devices business (“EMD”), which closed on April 14, 2017 (the “Sale of EMD” and, together with the Acquisition, the “Transactions”).
The Acquisition was accounted for using the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) Topic 805, Business Combinations, which we refer to as ASC 805, with KEMET treated as the accounting acquirer. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the Transactions, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the results of operations.

The unaudited pro forma condensed combined balance sheet is based on the historical consolidated balance sheets of both KEMET and NEC TOKIN, and has been prepared to reflect effects of the Transactions as if they had occurred on March 31, 2017. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2017 combines the historical results of operations of KEMET and the pro forma results of NEC TOKIN, and gives effect of the Transactions as if they occurred on April 1, 2016. The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X and have been derived from the historical accounting records of KEMET Corporation and NEC TOKIN giving effect to the Transactions.
The unaudited pro forma condensed combined statement of operations does not reflect future events that may occur after the completion of the Acquisition, including, but not limited to, the anticipated realization of ongoing savings from operating synergies and certain one-time charges the new combined company may incur in connection with the Acquisition, including, but not limited to, costs in connection with integrating the operations of NEC TOKIN with those of KEMET.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the Transactions been completed on the dates indicated, nor are they indicative of operations of the combined business which may be realized in the future.

The preliminary unaudited pro forma adjustments for the Transactions have been made solely for the purpose of preparing unaudited pro forma condensed combined financial statements. In accordance with ASC 805, KEMET completed a preliminary valuation to adjust the assets and liabilities of NEC TOKIN to their estimated fair values. These preliminary estimates are based on key assumptions related to the Acquisition and have been developed using publicly disclosed information for other acquisitions in the industry, KEMET’s understanding of NEC TOKIN based on its previously held equity interest, and the historical financial statements of NEC TOKIN. As of the date of this filing, KEMET has not completed the detailed valuation work necessary to arrive at the required fair value estimates, along with the related accounting for the Acquisition. Accordingly, the accompanying unaudited pro forma accounting for the Acquisition is preliminary and is subject to further adjustments as additional analyses are performed. The preliminary unaudited pro forma accounting for the Acquisition has been made solely for the purpose of preparing the accompanying unaudited pro forma condensed combined financial statements.

There can be no assurance that such finalization will not result in material changes from the preliminary unaudited pro forma accounting for the Transactions included in the accompanying unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined financial statements of KEMET;

•
KEMET’s audited consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended March 31, 2017, which has been filed by KEMET with the SEC; and

•	NEC TOKIN’s audited consolidated financial statements and related notes thereto as of March 31, 2017 and 2016 and for the three years ended March 31, 2017, which are included in this filing.

The following pro forma adjustments include amounts translated from Japanese Yen to U.S. dollars, using the following exchange rates:

Japanese Yen to U.S. Dollar
March 31, 2017	111.8230
Twelve-month period ended March 31, 2017	108.5207

KEMET CORPORATION AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Balance Sheet
as of March 31, 2017
(in thousands USD, except share data and per-share data or unless otherwise noted)

	Historical KEMET	Historical NEC TOKIN (in millions JPY)	Historical NEC TOKIN (in thousands USD)	Adjustments Resulting from the Sale of EMD (Note 3)		Acquisition Adjustments (Note 6)		Pro Forma KEMET Combined
ASSETS
Current assets:
Cash and cash equivalents	$109,774	¥11,928	$106,669	$196,713	3a	$(145,015)	6a	$268,141
Accounts receivable, net	92,526	6,948	62,134	—		(4,815)	6b	149,845
Inventories, net	147,955	3,458	30,924	—		2,701	6c	181,580
Prepaid and other current assets	28,759	551	4,927	—		—		33,686
Assets held for sale (current)	—	13,305	118,983	(118,983)	3b	—		—
Total current assets	379,014	36,190	323,637	77,730		(147,129)		633,252
Property, plant and equipment, net	209,311	17,293	154,646	—		2,420	6d	366,377
Goodwill	40,294	—	—	—		—		40,294
Intangible assets, net	29,781	267	2,390	—		30,340	6e	62,511
Investment in NEC TOKIN	63,416	—	—	78,433	3c	(141,849)	6f	—
Investment in affiliates	—	1,512	13,523	—		—		13,523
Deferred income taxes	8,593	12,150	108,654	(108,654)	3d	—		8,593
Other assets	4,119	754	6,739	—		—		10,858
Total assets	$734,528	¥68,166	$609,589	$47,509		$(256,218)		$1,135,408
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,000	¥25,767	$230,427	$(227,301)	3e	$—		$5,126
Accounts payable	69,674	6,896	61,665	—		(3,962)	6g	127,377
Accrued expenses	57,752	9,218	82,435	—		—		140,187
Income taxes payable	715	101	906	—		—		1,621
Liabilities held for sale (current)	—	5,592	50,008	(50,008)	3f	—		—
Total current liabilities	130,141	47,574	425,441	(277,309)		(3,962)		274,311
Long-term debt	386,211	—	—	—		—		386,211
Other non-current obligations	60,131	7,182	64,226	—		(9,900)	6h	114,457
Deferred income taxes	3,370	160	1,431	—	3d	2,306	6i	7,107
Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000, none issued	—	—	—	—		—		—
Common stock, par value $0.01, authorized 175,000 shares, issued 46,689 shares	467	100	894	—		(894)	6j	467
Additional paid-in capital	447,671	32,222	288,152	—		(288,152)	6k	447,671
Retained earnings (deficit)	(251,651)	(18,971)	(169,652)	320,199	3g	42,801	6l	(58,303)
Accumulated other comprehensive income (loss)	(41,812)	(101)	(903)	4,619	3h	1,583	6m	(36,513)
Total stockholders’ equity	154,675	13,250	118,491	324,818		(244,662)		353,322
Total liabilities and stockholders’ equity	$734,528	¥68,166	$609,589	$47,509		$(256,218)		$1,135,408

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

KEMET CORPORATION AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Income Statement
for the Year Ended March 31, 2017
(in thousands USD, except share data and per-share data or unless otherwise noted)

	Historical KEMET	Historical NEC TOKIN (in millions JPY)	Historical NEC TOKIN (in thousands USD)	Adjustments Resulting from the Sale of EMD (Note 3)		Reclassification Adjustments (Note 4)		Acquisition Adjustments (Note 6)		Pro Forma KEMET Combined
Net sales	$757,791	¥35,684	$328,822	$—		$—		$(25,450)	6n	$1,061,163
Operating costs and expenses:
Cost of sales	571,679	27,603	254,357	—		—		(20,267)	6o, 6p	805,769
Selling, general and administrative expenses	107,868	6,878	63,380	—		—		(362)	6o, 6q	170,886
Research and development	27,629	767	7,068	—		—		391	6o	35,088
Restructuring charges	5,404	—	—	—		—		—		5,404
Write down of long-lived assets	10,279	—	—	—		313	4a	—		10,592
Net (gain) loss on sales and disposals of assets	392	—	—	—		488	4a	—		880
Total operating costs and expenses	723,251	35,248	324,805	—		801		(20,238)		1,028,619
Operating income (loss)	34,540	436	4,017	—		(801)		(5,212)		32,544
Non-operating (income) expense:										—
Interest income	(24)	(31)	(286)	—		—		—		(310)
Interest expense	39,755	226	2,083	(2,066)	3i	—		—		39,772
Change in value of NEC TOKIN options	(10,700)	—	—	—		—		10,700	6r	—
Non-operating (income) expense, net	(5,127)	1,876	17,287	—		(801)	4a	—		11,359
Income (loss) from continuing operations before income taxes and equity income (loss) from NEC TOKIN	10,636	(1,635)	(15,067)	2,066		—		(15,912)		(18,277)
Income tax expense (benefit)	4,290	(13,833)	(121,169)	121,867	3j	—		(1,789)	6s	3,199
Income (loss) from continuing operations before equity income (loss) from NEC TOKIN	6,346	12,198	106,102	(119,801)		—		(14,123)		(21,476)
Equity income (loss) from NEC TOKIN	41,643	—	—	—		—		(41,643)	6t	—
Income (loss) from continuing operations	$47,989	¥12,198	$106,102	$(119,801)		$—		$(55,766)		$(21,476)
Net income (loss) per basic share:
Income (loss) from continuing operations	1.03									(0.46)
Net income (loss) per diluted share:
Income (loss) from continuing operations	0.87									(0.46)
Weighted-average shares outstanding:
Basic	46,552									46,552
Diluted	55,389									46,552
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. Description of the Transactions
The Acquisition: On April 19, 2017, pursuant to a definitive NEC TOKIN stock purchase agreement (the “TOKIN Purchase Agreement”) between KEMET Electronics Corporation (“KEC”), a wholly owned subsidiary of KEMET Corporation (“KEMET”) and NEC Corporation (“NEC”), KEC completed its acquisition of all outstanding shares of NEC TOKIN Corporation (“NEC TOKIN”) common and preferred stock not already held by KEMET (the “Acquisition”). KEMET originally acquired a 34% economic and 51% common stock interest in NEC TOKIN on February 1, 2013. Upon closing of the Acquisition, NEC TOKIN changed its name to TOKIN Corporation (“TOKIN”) and is a wholly owned subsidiary of KEMET.
As part of the Acquisition, KEMET made an upfront cash payment of JPY 6.0 billion plus one half of an amount determined to be the excess net cash proceeds from the previously announced sale of NEC TOKIN’s electro-mechanical devices (“EMD”) business, after the repayment of outstanding indebtedness of NEC TOKIN and after the payment of taxes, fees and expenses relating to the sale of the EMD business (“Excess Cash"). The Excess Cash is subject to working capital adjustments pursuant to a master sale and purchase agreement for the EMD business. Additionally, the option agreement which permitted NEC to put its equity interest in NEC TOKIN to KEMET, and an indemnification arrangement from the original shareholders’ agreement between KEMET and NEC were terminated in conjunction with the Acquisition.

Sale of EMD: On April 14, 2017, NEC TOKIN closed on the sale of its EMD business to NTJ Holdings 1 Ltd. ("NTJ"), a special purpose entity that is owned by funds managed or operated by Japan Industrial Partners, Inc. ("JIP"), pursuant to a master sale and purchase agreement previously entered into between NEC TOKIN, NTJ and JIP (“Sale of EMD,” and, together with the Acquisition, the “Transactions”). The selling price for EMD was JPY 48.2 billion, approximately $431.0 million, and is subject to certain working capital adjustments pursuant to the master sale and purchase agreement. At the closing of the Sale of EMD, NEC TOKIN used a portion of the sale proceeds to repay debt related to a shareholder loan from NEC.

2. Basis of Presentation
The unaudited pro forma condensed combined financial statements were prepared pursuant to U.S. Securities and Exchange Commission Regulation S-X Article 11, present the pro forma financial position and results of operations of the consolidated companies based upon the historical information after giving effect to the Transactions. The unaudited pro forma condensed combined balance sheet as of March 31, 2017 is presented as if the Transactions had occurred on March 31, 2017; the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2017 is presented as if the Transactions had occurred on April 1, 2016. In order to conform to KEMET’s presentation, certain amounts in NEC TOKIN’s historical presentation have been revised within both the unaudited pro forma condensed combined balance sheet as of March 31, 2017 and the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2017.

The preliminary unaudited pro forma adjustments for the Transactions have been made solely for the purpose of preparing unaudited pro forma condensed combined financial statements. In accordance with ASC 805, KEMET completed a preliminary valuation to adjust the assets and liabilities of NEC TOKIN to their estimated fair values. These preliminary estimates are based on key assumptions related to the acquisition and have been developed using publicly disclosed information for other acquisitions in the industry, KEMET’s understanding of NEC TOKIN based on its previously held equity interest, and the historical financial statements of NEC TOKIN. As of the date of this filing, KEMET has not completed the detailed valuation work necessary to arrive at the required fair value estimates of the assets and liabilities of NEC TOKIN along with the related accounting for the Acquisition. Accordingly, the accompanying unaudited pro forma accounting for the Acquisition is preliminary and is subject to further adjustments as additional analyses are performed.

Under ASC 805, merger-related transaction costs and merger-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred. For the year ended March 31, 2017, KEMET incurred transaction costs of approximately $0.4 million related to the Acquisition. These costs are considered to be directly related to the Transactions and are not expected to have a continuing impact on the combined business. Therefore, they have been excluded from the unaudited pro forma condensed combined statement of operations. NEC TOKIN did not incur any transaction costs related to the Acquisition as of March 31, 2017.

The unaudited pro forma condensed combined financial statements do not reflect any ongoing cost savings that KEMET expects to achieve as a result of the Transactions, nor are the costs necessary to achieve these costs savings or synergies included.

3. Sale of EMD - Pro Forma Adjustments

The Acquisition has been accounted for using the acquisition method of accounting in accordance with ASC 805, as described in Note 5. The Sale of EMD closed on April 14, 2017 and, accordingly, the NEC TOKIN historical financial statements have been adjusted to reflect the impact of the EMD disposal. The NEC TOKIN historical balance sheet was adjusted to reflect the removal of net assets sold and other items directly impacted by the Sale of EMD. Additionally, due to KEMET’s previously held equity interest in NEC TOKIN, adjustments have been made to reflect KEMET’s accounting for the Sale of EMD in accordance with the equity method of accounting.

The following table summarizes the consideration received by NEC TOKIN upon the Sale of EMD:

(in thousands USD)
Consideration received	$431,002

The following table summarizes the net assets transferred upon the Sale of EMD:

(in thousands USD)
Assets held for sale (current)	$118,983
Liabilities held for sale (current)	(50,008)
Net assets sold	$68,975

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2017 and the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2017 related to the Sale of EMD are as follows:

(a)	Cash and cash equivalents - Adjustment reflects the preliminary net adjustment to cash in connection with the Sale of EMD.

(in thousands USD)
Sale price of EMD	$431,002
Less:
Estimated transaction fees and taxes NEC TOKIN may incur in connection with the Sale of EMD	(6,988)
Use of proceeds to pay off NEC Corp debt	(227,301)
Pro forma adjustment	$196,713

(b)	Assets held for sale (current) - Adjustment reflects the removal of current assets directly attributable to the EMD business sold by NEC TOKIN.

(c)	Investment in NEC TOKIN - Adjustment reflects an increase to KEMET’s investment in NEC TOKIN balance in connection with its equity method income recognition resulting from the Sale of EMD.

(d)
Deferred income taxes - Adjustment reflects the net deferred tax impact to NEC TOKIN as a result of the gain on Sale of EMD using NEC TOKIN’s deferred tax assets related to net operating losses (“NOL”). NEC TOKIN’s valuation allowance on the NOL had previously been released due to the anticipated income from the sale of EMD., and (ii) to KEMET as a result of its equity method income resulting from NEC TOKIN’s Sale of EMD; the income tax expense for KEMET is reversed through a valuation allowance release, resulting in no current tax expense impact to KEMET.

(e)	Current portion of long-term debt - Adjustment reflects NEC TOKIN’s use of a portion of the proceeds from the Sale of EMD to repay debt related to a shareholder loan from NEC.

(f)	Liabilities held for sale (current) - Adjustment reflects the removal of current liabilities directly attributable to the EMD business sold by NEC TOKIN.

(g)	Retained earnings (deficit) - The pro forma adjustment to retained earnings is calculated as follows:

(in thousands USD)
Sale price of EMD	$431,002
Less:
Estimated transaction fees and taxes NEC TOKIN may incur in connection with the Sale of EMD	(6,988)
EMD net assets	(68,975)
NEC TOKIN AOCI attributable to EMD	(4,619)
Deferred tax impact	(108,654)
Total adjustment to historical NEC TOKIN	$241,766

KEMET's equity method gain on Sale of EMD, pre-tax	78,433
Net deferred tax impact	—
Total adjustment to historical KEMET	$78,433

Total pro forma adjustment	$320,199

(h)	Accumulated other comprehensive income (loss) - Adjustment reflects the removal of NEC TOKIN’s AOCI directly attributable to the EMD business.

(i)	Interest expense - Adjustment reflects the removal of interest expense related to the shareholder loan from NEC, which was repaid by NEC TOKIN using proceeds from the Sale of EMD.

(j)
Income tax expense (benefit) - Adjustment reflects (i) the removal of NEC TOKIN’s historical income tax benefit associated with the reversal of a valuation allowance related to the anticipated gain on the Sale of EMD, and (ii) the income tax impacts to NEC TOKIN of the pro forma adjustments made to the pro forma statement of operations, using the statutory tax rates of Japan and Thailand.

4. Reclassification Adjustments

Management of KEMET performed certain procedures for the purpose of identifying any material differences in significant accounting policies between KEMET and NEC TOKIN, and any accounting adjustments that would be required in connection with adopting uniform accounting policies. Procedures performed by KEMET involved a review of NEC TOKIN’s summary of significant accounting policies and preliminary discussion with NEC TOKIN’s management regarding NEC TOKIN’s significant accounting policies to identify material adjustments. KEMET expects to engage in additional discussion with NEC TOKIN’s management to continue to evaluate the impact of NEC TOKIN’s accounting policies on its historical results after completion of the Acquisition. As a result of that review, management may identify differences that, when conformed, could have a material impact on this unaudited pro forma condensed combined financial statements.

The reclassification adjustments on the unaudited pro forma statement of operations for the year ended March 31, 2017 pertain to the following (in thousands USD):

Financial Statement Item	Adjustment reference 4a
Write down of long-lived assets	$313
Net (gain) loss on sales and disposals of assets	488
Interest (income)	—
Non-operating (income) expense, net	(801)

(a)
Adjustment reflects the reclassification of NEC TOKIN’s non-operating (income) expense into write down of long-lived assets and net (gain) loss on sales and disposals of assets to conform to KEMET’s financial statement presentation of these items.

5. The Acquisition - Preliminary Consideration Transferred and Preliminary Fair Value of Net Assets Acquired

The Acquisition has been accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition-date fair values. For a business combination achieved in stages, ASC 805 also requires that the acquirer’s previously held equity interest in the acquiree be recognized at its acquisition-date fair value. Any excess of the sum of consideration transferred and the acquisition-date fair value of the acquirer’s previously held interest in the acquiree, over the estimated acquisition-date fair values of the identifiable net assets acquired is recognized as goodwill; any deficit is recorded as a bargain purchase gain and is included in income.

ASC 805 also requires that all consideration transferred be measured at its acquisition-date fair value. As of the date of this filing, KEMET is in the process of reviewing the components of consideration transferred in the Acquisition. Accordingly, the accompanying unaudited pro forma accounting for the Acquisition is preliminary and is subject to further adjustments as additional analyses are performed. Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred, but are accounted for as expenses in the period in which the costs are incurred.

The following outlines the consideration paid by KEMET:

(in thousands USD)
Upfront cash consideration (i)	$144,740
Indemnity asset (ii)	8,500
Less: Put option (iii)	(9,900)
Net consideration transferred	$143,340

(i)	The upfront cash payment comprises JPY 6.0 billion plus one half of Excess Cash in an amount of approximately JPY 10.2 billion, approximately $53.7 million and $91.1 million, respectively.

(ii)
Pursuant to the 2012 stock purchase agreement between KEMET and NEC, NEC is required to indemnify NEC TOKIN and/or KEC for any breaches by NEC TOKIN or NEC of certain representations, warranties and covenants in the purchase agreement. NEC’s aggregate liability for indemnification claims is limited to $25.0 million. On the date of the acquisition, NEC owed KEMET $8.5 million pursuant to this indemnification arrangement. In connection with the Acquisition, NEC was released of its obligations to KEMET without an exchange of consideration; as such, this amount of released obligation is included as purchase consideration by KEMET.

(iii)
Pursuant to the option agreement, dated as of March 12, 2012, by and among NEC and KEMET, from April 1, 2015 through May 31, 2018, NEC had the right to require KEC to purchase all outstanding capital stock of TOKIN (the “Put Option”). The fair value of the Put Option of $9.9 million was reflected as a liability on KEMET’s balance sheet as of the acquisition of TOKIN. In conjunction with the Acquisition, the Put Option was legally cancelled, pursuant to the terms of the TOKIN Purchase Agreement with no exchange of consideration between NEC and KEMET. Accordingly, the fair value of the Put Option reduces the amount of consideration transferred to acquire NEC’s equity in TOKIN.

In accordance with ASC 805, KEMET’s previously held 34% equity interest in NEC TOKIN and the assets acquired and the liabilities assumed have been measured at their fair values based on various preliminary estimates. Due to the fact that the unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented herein. These estimates are subject to change pending further review of the acquired business. The preliminary acquisition-date fair value of KEMET’s previously held 34% equity interest in NEC TOKIN is approximately $190.3 million.

For purposes of measuring the estimated fair value, where applicable, of the assets acquired and the liabilities assumed as reflected in the unaudited pro forma condensed combined financial information, the guidance in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), which establishes a framework for measuring fair value, has been applied. In accordance with ASC 820, fair value is an exit price and is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.”

The following is a summary of the preliminary estimated fair values of the net assets acquired:

(in thousands USD)	Preliminary Fair Value
Assets Acquired
Cash and cash equivalents	$303,381
Accounts receivable, net	62,134
Inventories, net	33,625
Prepaid and other current assets	4,927
Property, plant and equipment, net	157,066
Intangible assets, net	32,730
Investment in affiliates	13,523
Other assets	6,739
Liabilities Assumed
Current portion of long-term debt	(3,125)
Accounts payable	(61,665)
Accrued expenses	(82,435)
Income taxes payable	(906)
Other non-current obligations	(64,226)
Deferred income taxes	(3,737)
Net assets acquired	$398,031

The valuations will consist of physical appraisals, discounted cash flow analyses, or other appropriate valuation techniques to determine the fair value of the assets acquired and liabilities assumed.

The final consideration and amounts allocated to assets acquired and liabilities assumed, including amounts ascribed to anti-trust of approximately $83.0 million and other legal contingencies, in the Acquisition could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. A decrease in the fair value of assets acquired or an increase in the fair value of liabilities assumed in the merger from those preliminary valuations presented in these unaudited pro forma condensed combined financial statements would result in a corresponding increase in the amount of goodwill, or decrease in the amount of any bargain purchase gain, that will result from the merger in a business combination when the fair value of net assets acquired exceeds the sum of consideration transferred and the fair value of the acquirer’s previously held interest in the acquiree. The gain is recognized immediately in earnings in accordance with U.S. GAAP. This gain is not reflected in the above pro forma condensed combined statement of operations, as it was a nonrecurring item and a direct result of the Acquisition. The following table reflects the preliminary bargain purchase gain resulting from the Acquisition:

(in thousands USD)
Net consideration transferred	$143,340
Preliminary fair value of KEMET's previously held equity interest in NEC TOKIN	190,390
Less: Preliminary fair value of net assets acquired	(398,031)
Bargain purchase gain	$(64,301)

6. The Acquisition - Pro Forma Adjustments

The preliminary pro forma adjustments included in the unaudited pro forma condensed combined financial statements related to the Acquisition are as follows:

a)	Cash and cash equivalents - Adjustment reflects the preliminary net adjustment to cash in connection with the Acquisition:

(in thousands USD)
Upfront cash consideration paid at closing	$(144,740)
Expected fees and expenses KEMET may incur in connection with the Acquisition	(275)
Pro forma adjustment	$(145,015)

b)
Accounts receivable, net - Adjustment reflects the removal of the net accounts receivable balance to reflect the elimination of intercompany transactions between KEMET and NEC TOKIN of $3.4 million and $1.4 million, respectively.

c)	Inventories, net - Adjustment reflects the preliminary fair market value related to the change in fair value of inventories acquired in the Acquisition.

d)
Property, plant and equipment, net - Adjustment reflects the preliminary fair market value related to the change in fair value of the property, plant and equipment acquired in the Acquisition. The preliminary amounts assigned to the property, plant and equipment are as follows:

(in thousands USD)	Preliminary Fair Value
Land	$36,463
Land improvements	386
Building and improvements	37,010
Machinery and equipment	79,816
Furniture and fixtures	627
Computer and office equipment	212
Computer software	296
Vehicles	27
Construction in progress	2,229
Total property, plant and equipment	157,066
Less: NEC TOKIN historical PP&E	(154,646)
Pro forma adjustment	$2,420

e)
Intangible assets, net - Adjustment reflects the preliminary fair market value related to the change in fair value of identifiable intangible assets acquired in the Acquisition. The preliminary amounts assigned to the identifiable intangible assets are as follows:

(in thousands USD)	Preliminary Fair Value
Trade name	$7,870
Products & relationships	24,860
Total identifiable intangible assets	32,730
Less: NEC TOKIN historical intangible assets	(2,390)
Pro forma adjustment	$30,340

f)	Investment in NEC TOKIN - Adjustment reflects the elimination of KEMET’s investment in NEC TOKIN upon completion of the Acquisition.

g)
Accounts payable - Adjustment reflects (i) the expected working capital adjustment to the consideration transferred of $6.6 million and (ii) the removal of accounts payable balances attributable to intercompany transactions between KEMET and NEC TOKIN of $1.4 million and $2.6 million, respectively.

h)	Other non-current obligations - Adjustment reflects the removal of the fair value of the Put Option, which was an element of purchase consideration for the Acquisition.

i)
Deferred income taxes - Adjustment reflects the deferred income tax effects of the preliminary pro forma adjustments made to the pro forma balance sheet, using the statutory tax rates of Japan, Thailand, and the United States. Both NEC TOKIN and KEMET have full valuation allowances in key jurisdictions.

j)	Common stock - Adjustment reflects the elimination of NEC TOKIN’s historical balance of common stock.

k)	Additional paid-in-capital - Adjustment reflects the elimination of NEC TOKIN’s historical balance of additional paid-in-capital.

l)	Retained earnings (deficit) - The pro forma adjustment is calculated as follows:

(in thousands USD)
Preliminary holding gain on KEMET's previously held interest, pre-tax	$51,742
Net tax effect of the preliminary holding gain on KEMET's previously held interest	—
Preliminary bargain purchase gain, pre-tax	64,301
Net tax effect of the preliminary bargain purchase gain	—
Removal of intercompany transactions between KEMET and NEC TOKIN	(853)
Removal of NEC TOKIN historical retained earnings	(72,114)
Estimated fees and expenses KEMET may incur in connection with the Acquisition	(275)
Pro forma adjustment	$42,801

m)
Accumulated other comprehensive income (loss) - Adjustment reflects (i) the elimination of NEC TOKIN’s adjusted balance of accumulated other comprehensive income of $3.7 million and (ii) the elimination of KEMET’s historical balance of accumulated other comprehensive loss attributable to its previously held interest in NEC TOKIN of ($5.3 million).

n)	Net sales - Adjustment reflects the removal of net sales attributable to intercompany transactions between KEMET and NEC TOKIN of $17.1 million and $8.4 million, respectively.

o)
Depreciation and amortization - Adjustment reflects the preliminary change to depreciation expense and amortization expense associated with the change in fair value of the property, plant and equipment and intangible assets acquired from NEC TOKIN. The adjustment for additional depreciation and amortization expense is made to the (1) cost of sales, (2) selling, general and administrative expenses, and (3) research and development line items as follows:

(in thousands USD)	Cost of Sales	Selling, general and administrative expenses	Research and development	Total
Depreciation expense (i)	$199	$5	$34	$238
Amortization expense (ii)	2,074	55	357	2,486
Pro forma adjustment	$2,273	$60	$391	$2,724

(i)	The preliminary adjustment to depreciation expense for the plant, property and equipment acquired in the Acquisition is as follows:

(in thousands USD)
Step up of finite-lived PP&E to its acquisition-date fair value	$2,420
Weighted average estimated useful life (years)	10.2
Pro forma adjustment	$238

(ii)	The preliminary adjustment to amortization expense for the intangible assets acquired in the Acquisition is as follows:

(in thousands USD)	Preliminary Fair Value	Estimated useful life (years)	Amortization expense for the year ended March 31, 2017
Trade name	$7,870	N/A	$—
Products & relationships	24,860	10	2,486
Total amortization expense			2,486
Less: Historical amortization expense			—
Pro forma adjustment			$2,486

p)
Cost of sales - Adjustment reflects (i) the increase of amortization and depreciation expense in cost of sales by $1.3 million, and (ii) the removal of cost of sales attributable to intercompany transactions between KEMET and NEC TOKIN of $14.8 million and $7.7 million, respectively.

q)
Selling, general and administrative expenses - Adjustment reflects (i) the increase of amortization and depreciation expense in selling, general and administrative expenses by $0.4 million, and (ii) the removal of $0.4 million of KEMET’s transaction fees expensed or accrued in connection with the Acquisition.

r)	Change in value of NEC TOKIN options - Adjustment reflects the elimination of the changes in value of the Put Option, as the Put Option is no longer exercisable following the Acquisition.

s)
Income tax expense (benefit) - Adjustment reflects the income tax impacts of the pro forma adjustments made to the pro forma statement of operations using the statutory rates of Japan, Thailand, and the United States.

t)
Equity income (loss) from NEC TOKIN - Adjustment reflects the elimination of the income (loss) from KEMET’s previously held equity interest in NEC TOKIN upon consolidation, as a result of the Acquisition.